UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 1, 2019
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 1, 2019, George S. Davis, Executive Vice President and Chief Financial Officer of QUALCOMM Incorporated (the “Company”), resigned from the Company effective as of April 2, 2019.

(c) On April 2, 2019, the Company’s Board of Directors (the “Board”) appointed David E. Wise, the Company’s Senior Vice President and Treasurer, to serve as interim Chief Financial Officer, effective as of that date. Mr. Wise, age 53, has worked at the Company for 22 years, and has served as the Company’s Senior Vice President and Treasurer since December 2015, responsible for the Company’s capital markets activities, treasury operations, global cash management and investment portfolio. Mr. Wise served as Senior Vice President, Finance & Strategy from January 2009 to December 2015, with various responsibilities during this tenure, including the Company’s financial planning and analysis, strategy and corporate development. Mr. Wise served in various other finance, strategy and corporate development roles since he joined the Company in 1997. Prior to joining the Company, Mr. Wise worked in the Investment Banking group at Dean Witter Reynolds. There was not and is not any arrangement or understanding between Mr. Wise and any other person pursuant to which he was selected to this position. Mr. Wise previously advised the Company of his intent to retire, but has agreed to extend his employment until the conclusion of his service as interim Chief Financial Officer (or shortly thereafter).

The Compensation Committee of the Board has not yet determined the additional compensation that Mr. Wise will receive for serving in this role. In accordance with Instruction 2 of Item 5.02 of Form 8-K, the Company will amend this Current Report on Form 8-K within four business days after such information has been determined.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2019	QUALCOMM Incorporated By: /s/ Michelle M. Sterling__________________ Name: Michelle M. Sterling Title: Executive Vice President, Human Resources